UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

VITRO DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-17378 (Commission File Number)	84-1012042 (I.R.S. Employer Identification No.)

12635 E. Montview Blvd.

Aurora, CO 80010

(Address of principal executive offices) (Zip Code)

Registrant's telephone number including area code: (720) 859-4120

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On January 31, 2008 (the "Closing Date"), Vitro Diagnostics, Inc., which we refer to as the Company, completed a private placement of 1,250,000 shares of its common stock and warrants to purchase 1,000,000 additional shares of common stock to three investors (the "Investor"). The securities were sold as units (the "Units") at a price of $0.10 per Unit, with the Investor purchasing an aggregate of 1,250,000 Units for gross proceeds of $125,000. Each Unit consisted of one (1) share of common stock and eight-tenths (8/10) of one Class A Warrant for a total of 1,250,000 shares of common stock and 1,000,000 Class A Warrants. The transaction was not registered under the Securities Act of 1933, as amended, which we refer to as the 1933 Act. The sales were made pursuant to a Common Stock and Warrant Purchase Agreement dated January 31, 2008.

The Class A Warrants grant the Investor the right to purchase one (1) share of common stock and one-half (1/2) B Warrant at an exercise price of $0.25 per share. The Class A Warrants are exercisable immediately and remain exercisable for a period of 90 days from the Closing Date. The Class A Warrants must be exercised if the Company demonstrates the distribution of stem cell-derived beta islets to potential customers not later than April 15, 2008. Each Class B Warrant grants the Investor the right to purchase one (1) share of common stock and one (1) Class C Warrant at an exercise price of $0.25 per share. The Class B Warrants are exercisable upon the exercise of the Class A Warrants and remain exercisable for a period of seven months from the Closing Date. The Class B Warrants must be exercised if the Company can demonstrate sales of stem cell-derived beta islets in an amount of at least $30,000 for the three months ended July 31, 2008. Each Class C Warrant grants the Investor the right to purchase one (1) share of common stock at an exercise price of $0.25 per share. The Class C Warrants are exercisable upon the exercise of the Class B Warrants and remain exercisable for a period of ten months from the Closing Date and must be exercised if the Company can demonstrate sales of stem cell-derived beta islets in an amount of at least $100,000 for the three months ended October 31, 2008

The private placement was conducted by the Company's officers and directors and no underwriting discounts, commissions, or finders' fees were paid. The Company has agreed to pay a financing fee to the Investor in connection with offering equal to 2% of the aggregate purchase price of the securities to cover the Investor's legal fees arising from the transaction.

Sales of the common stock and warrants in the private placement were made in reliance on Rule 506 under the 1933 Act. In connection with the sales:

(i) Neither the Company nor any person acting on its behalf offered or sold the securities by any form of general solicitation or general advertising;

(ii) The Company implemented limitations on resale, including:

(a) Making reasonable inquiry to determine if the purchaser acquired the securities for itself or for other persons;

(b) Providing disclosure to each purchaser prior to sale stating that the securities had not been registered under the 1933 Act and cannot be sold unless they are registered under the 1933 Act or unless an exemption from registration is available; and

(c) Promising to place a legend on certificates evidencing the securities noting the foregoing restrictions; and

(iii) The Company reasonable believes that all of the purchasers of the securities were "accredited investors" within the meaning of Rule 501 of the 1933 Act.

Item 7.01 Regulation FD Disclosure

On February 5, 2008, the Company issued a press release relating to the private placement. A copy of the press release is attached to this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibit, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Common Stock and Warrant Purchase Agreement

10.2 Form of Warrant Certificate

99.1 Press Release

Cautionary Statement for Purposes of the "Safe Harbor "Provisions of the Private Securities Litigation Reform Act of 1995.

The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others set forth in the Company's reports filed with the SEC, the statements regarding the Company's plan of business operations, product research and development activities, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, acceptability of the Company's products in the market place, general economic conditions, receipt of additional working capital, the overall state of the biotechnology industry and other risk factors as described from time to time in the Company's filings with the SEC. Many of these factors are beyond the Company's ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VITRO DIAGNOSTICS, INC.

Date: February 5, 2008 By: /s/ James R. Musick

Name: James R. Musick

Title: President and Chief Executive Officer

Exhibit Index

The following is a list of the Exhibits filed or furnished herewith.

Exhibit

Number Description of Exhibit

10.1 Common Stock and Warrant Purchase Agreement

10.2 Form of Warrant Certificate

99.1 Press Release